CONSULTING AGREEMENT
This Consulting Agreement (this “Agreement”) is made as of January 29, 2015, by and between Central Valley Community Bank, a California banking corporation (the “Bank”), and Thomas Sommer, an individual (“Consultant”).
1.Consulting Relationship. During the term of this Agreement, Consultant will provide consulting services to the Bank, as described on Exhibit A hereto (the “Services”).
2.    Fees. As consideration for the Services to be provided by Consultant and other obligations, the Bank shall pay to Consultant the amounts specified in Exhibit B hereto at the times specified therein.
3.    Expenses. Consultant shall not be authorized to incur on behalf of the Bank any expenses and will be responsible for all expenses incurred while performing the Services, except those set forth herein or in the exhibits hereto.
4.    Term and Termination. Consultant shall serve as a consultant to the Bank for a period commencing on May 1, 2015 and terminating on December 31, 2015. Each party may terminate this Agreement at any time, without cause or penalty, by giving at least thirty (30) days advance written notice to the other party. Any early termination of this Agreement, whether for a party’s breach or otherwise, shall be without prejudice to any claims or damages or other rights of one party against the other party.
In the event of early termination, Consultant shall be paid for any fees earned prior to the termination. If any fees have been prepaid by the Bank, Consultant shall refund to the Bank the amount of any such prepaid fees that exceeds the value of the Services actually rendered by Consultant prior to the termination date. Upon termination, Consultant will deliver to the Bank, at a time and in a manner acceptable to the Bank, all Confidential Information (as defined below) and copies of all finished or unfinished Work Product (as defined below), whether in paper, electronic, or any other form.
5.    Independent Contractor. Consultant’s relationship with the Bank will be that of an independent contractor and not that of an employee. Nothing in this Agreement is intended to establish a partnership, joint venture, or agency relationship between the parties.
6.    Method of Provision of Services. Consultant shall be solely responsible for determining the method, details and means of performing the Services.
7.    Work Product. Consultant shall use reasonable care in performing the Services and shall comply with all applicable laws, rules and regulations. Consultant acknowledges and agrees that all work product or deliverables prepared for, arising from, related to, or incorporated in the Services including, without limitation, all ideas, concepts, inventions, expressions, information, material, works of authorship, plans, programs, programming code, systems, work notes, drafts, specifications, design documents, flow charts, software programs, reports, analyses, data, surveys, print copy, artwork, plates, photo negatives and positives, boards, preliminary outlines, sketches, letters, invoices, proposals, and databases (collectively, “Work Product”) shall be owned solely and exclusively by the Bank, including, without limitation, all corrections, modifications, and derivative works to such Work Product. The Work Product shall be considered the Bank’s Confidential Information (as defined below). All Work Product produced by Consultant in connection with this Agreement shall not infringe or violate any patent, copyright, trade secret, trademark, or other third party intellectual property right.
8.    No Authority to Bind Bank. Consultant acknowledges and agrees that Consultant has no authority to enter into contracts that bind the Bank or create obligations on the part of the Bank without the prior written authorization of the Bank.
9.    No Benefits. Consultant acknowledges and agrees that Consultant shall not be eligible for any Bank employee benefits and, to the extent Consultant otherwise would be eligible for any Bank employee benefits but for the express terms of this Agreement, Consultant hereby expressly declines to participate in such Bank employee benefits.
10.    Tax Reporting. Consultant shall be fully and solely responsible for the filing of any and all returns and reports and the withholding and/or payment of all applicable federal, state and local wage tax, or employment related taxes, including, but not limited to, income taxes, gross receipt taxes, taxes measured by gross income, Social Security taxes, and unemployment taxes for Consultant. Consultant agrees to indemnify, defend and hold the Bank and all of its officers, directors, employees, shareholders and agents harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor or employment requirements, including any liability for, or assessment of, withholding taxes imposed on the Bank by the relevant taxing authorities with respect to any compensation paid to Consultant.
11.    Supervision of Consultant’s Services. All of the services to be performed by Consultant, including but not limited to the Services, will be agreed upon, on a monthly basis, between Consultant and the Bank’s Chief Executive Officer and Chairman of the Board of Directors. Consultant will be required to report to the Chief Executive Officer concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Chief Executive Officer.
12.    Confidentiality. At all times hereafter, Consultant will keep in confidence and trust all Confidential Information (as defined below) that Consultant learns of or receives during the term of this Agreement and that Consultant received or developed while serving as an officer, director or employee of the Bank, and will not use, reproduce, or disclose to others any Confidential Information without the Bank’s advance written consent, except (i) as may be directly necessary in the ordinary course of performance of the Services under this Agreement, or (ii) in accordance with a judicial or other governmental order, provided however, that, to the extent reasonably possible, Consultant shall give the Bank reasonable notice prior to making any such disclosure in sufficient time so the Bank may object to such disclosure if it so chooses, and provided further, that Consultant shall disclose only that portion of the Confidential Information that it is legally required to disclose. “Confidential Information” shall mean any and all proprietary information of the Bank, including, without limitation, information on the Bank’s finances, customers, clients and employees, and information relating to any current, future, or proposed program, project, business practice, method of operation, strategy or marketing plan. “Confidential Information” also includes proprietary or confidential information of any third party who may disclose such information to the Bank in the normal course of business. “Confidential Information,” however, shall not include any information which Consultant can establish (x) was known to Consultant before disclosure to Consultant under this Agreement, or any previous agreement or arrangement, as a result of being made generally available in the public domain, or (y) becomes publicly known and made generally available in the public domain after disclosure to Consultant under this Agreement, or any previous agreement or arrangement, or is received by Consultant from a source other than the Bank, in both cases other than by a breach of an obligation of confidentiality. Consultant further agrees that it shall not disclose the existence or terms of this Agreement to any third party without the prior written consent of the Bank. Consultant’s failure to comply with the provisions of this Section shall constitute a material breach of this Agreement. All Confidential Information shall be and remain the property of the Bank, and all Confidential Information, and all copies thereof, shall be promptly returned to the Bank upon written request or termination of this Agreement, or destroyed at the Bank’s option. The Bank makes no representations or warranties as to the accuracy or completeness of the Confidential Information.
13.    Consultant’s Representations and Warranties.
(a)    Intellectual Property. Consultant represents and warrants that no Work Product prepared or produced by Consultant pursuant to this Agreement, nor the use of any such Work Product by the Bank, will infringe or constitute an infringement of any intellectual property right of any third party, that no third party shall have any proprietary rights in any Work Product, and that Consultant has the authority to deliver title free and clear of all liens or encumbrances to all such Work Product to the Bank. Consultant also represents and warrants that unless otherwise specifically agreed upon in writing, no proprietary information of Consultant will be included in any Work Product and that to the extent Work Product includes any permitted third party proprietary information, including that of Consultant, delivery of the Services shall include a perpetual, non-exclusive, world-wide, royalty free license to use such proprietary information for the purposes for which it was provided.
(b)    Consulting or Other Services for Competitors. Consultant represents and warrants that Consultant does not presently perform or intend to perform, during the term of this Agreement, consulting or other services for, or engage in or intend to engage in an employment relationship with, companies whose businesses or proposed businesses in any way involve products or services which would be competitive with the Bank’s products or services, or those products or services proposed or in development by the Bank during the term of this Agreement. If, however, Consultant decides to do so, Consultant agrees that, in advance of accepting such work, Consultant will promptly notify the Bank in writing, specifying the organization with which Consultant proposes to consult, provide services, or become employed by and to provide information sufficient to allow the Bank to determine if such work would conflict with the terms of this Agreement, the interests of the Bank or further services which the Bank might request of Consultant. If the Bank determines that such work conflicts with the terms of this Agreement, the Bank reserves the right to terminate this Agreement immediately. In no event shall any of the Services be performed for the Bank at the facilities of a third party or using the resources of a third party.
(c)    Conflicts with this Agreement. Consultant represents and warrants that Consultant is not under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant represents and warrants that Consultant has the right to disclose and/or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Bank or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to the Bank herewith any third party products, ideas, processes, or other techniques, without the express, written prior approval of the Bank. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services.
14.    Use of Names and Logos. Consultant agrees that it shall not use the Bank’s name or any logo or insignia of the Bank, or otherwise identify the Bank in any form of publicity or disclosure without the prior written permission of the Bank, which permission may be given or withheld in the Bank’s sole discretion.
15.    Miscellaneous.
(a)    Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. All proceedings relating to the subject matter hereof shall be maintained exclusively in the courts situated in Fresno County, California, and Consultant hereby consents to personal jurisdiction and venue therein and hereby waives any right to object to personal jurisdiction or venue.
(b)    Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.
(c)    Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.
(d)    Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Bank may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Bank.
(e)    No Third Party Beneficiaries. No provision of this Agreement is intended to confer any benefit upon any third party and no third party shall have the right to enforce any provision of this Agreement.
(f)    Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Bank’s books and records.
(g)    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.
(h)    Captions. All paragraph captions are for reference only and shall not be considered in construing this Agreement.
(i)    Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
(j)    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement.
(k)    Survival of Representations. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive termination of this Agreement.
(l)    Exhibits. All exhibits to which reference is made are deemed incorporated in this Agreement whether or not actually attached.
(m)    Continuing Cooperation. Each party to this Agreement shall be obligated hereunder to do such other and further acts, including without limitation, the execution of any documents or instruments, which are reasonable or may be necessary or convenient in carrying out the purposes and intent of this Agreement.
(n)    Time. Time is of the essence of this Agreement and each and every provision hereof.
(o)    Cumulative Remedies. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.
(signature page follows)
The parties have executed this Agreement as of the date first written above.

BANK:

CENTRAL VALLEY COMMUNITY BANK,
a California banking corporation

By:/s/Daniel J. Doyle
Daniel J. Doyle, Chief Executive Officer
Address:
7100 N. Financial Drive, Suite 101
Fresno, California 93720

CONSULTANT:

/s/Thomas Sommer
Thomas Sommer
Address:

[____________]
[____________]

(Signature Page to Consulting Agreement)
EXHIBIT A
CONSULTING SERVICES

Consultant shall provide guidance to the Bank’s Chief Credit Officer and perform ongoing diligence and other services as requested by the Bank’s Chief Executive Officer and Chairman of the Board of Directors (the “Services”). Consultant shall devote less than eighty (80) hours per month to the Services. Consultant and the Bank’s Chief Executive Officer and Chairman of the Board of Directors shall agree upon each month’s Services and hours in advance of each month. As requested by the Bank, Consultant shall provide brief written or oral reports to the Director’s Loan Committee and participate in meetings (either in person or by telephone). Such Services and schedule may be modified upon agreement between the parties. The parties acknowledge and agree that Consultant may perform all Services from the location chosen by Consultant and shall not be required to travel to California or anywhere else to perform the Services unless reasonably agreed to by Consultant and the Bank. The Bank will provide up to one round trip airfare between Seattle, Washington and Fresno, California per month as needed to facilitate Consultant’s provision of the Services to the Bank. Without limiting the generality of the foregoing, Consultant shall take any and all actions requested by the Bank in furtherance of the foregoing Services. Consultant shall be reimbursed for normal business expenditures incurred that are necessary or appropriate to complete his assignments, and mutually agreed upon per diem expenses when traveling and staying in Fresno.

EXHIBIT B
COMPENSATION
For Services rendered by Consultant under this Agreement, the Bank shall pay Consultant an hourly fee (“Hourly Fee”) equal to $100. The Hourly Fee shall be payable pursuant to the Bank’s standard policies and procedures. Unless otherwise agreed upon in writing by the Bank, the Bank’s maximum liability for all Services performed during the term of this Agreement shall not exceed $100,000.00.

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